UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 WEST MONROE STREET CHICAGO, ILLINOIS		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	NYSE, CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously reported by Adtalem Global Education Inc. (“Adtalem”) on the Current Report on Form 8-K dated October 23, 2019, Adtalem and Global Education International B.V. (“Global Education”), a wholly owned subsidiary of Adtalem, entered into a Stock Purchase Agreement (the “Agreement”) with Estácio Participações S.A. (“Estácio”) and Sociedade de Ensino Superior Estácio de Sá Ltda., a wholly owned subsidiary of Estácio (the “Purchaser”). Pursuant to the terms and subject to the conditions set forth in the Agreement, Global Education will sell all of the issued and outstanding shares of Adtalem Brasil Holding S.A. (“Adtalem Brazil”) to the Purchaser for cash (such sale, the “Transaction”). The Transaction is expected to be completed in the first half of fiscal year 2021.

The potential sale represents a strategic shift that will have a major effect on Adtalem’s operations and financial results. In accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Adtalem Brazil’s assets and liabilities have been classified as “Held for Sale” on the Consolidated Balance Sheets for all periods presented, and Adtalem Brazil’s results of operations have been classified as “Discontinued Operations” on the Consolidated Statements of Income (Loss) for all periods presented beginning with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, as filed with the Securities Exchange Commission on October 29, 2019.

Adtalem is furnishing this Current Report on Form 8-K to provide investors with historical Consolidated Statements of Income (Loss) information, which reflects Adtalem Brazil as a discontinued operation. The statements in Exhibit 99.1 provide unaudited information in accordance with discontinued operations disclosure requirements for the previously reported fiscal years ended June 30, 2018 and June 30, 2019, and the previously reported quarters in fiscal year 2019.

The schedule in Exhibit 99.2 includes net income from continuing operations excluding special items, net of tax, and reconciles this non-GAAP measure to the most directly comparable GAAP measure. Management believes that the non-GAAP disclosure of net income from continuing operations excluding special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the nature of the special items. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP.

The schedule in Exhibit 99.3 includes operating income excluding special items on a consolidated and segment basis and reconciles these non-GAAP measures to the most directly comparable GAAP measures. Certain expenses previously allocated to Adtalem Brazil within our former Business and Law segment have been reclassified to the Home Office and Other segment for all periods as of June 30, 2019 and prior based on discontinued operations reporting guidance regarding allocation of corporate overhead.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01 Financial Statements and Exhibits

99.1	Consolidated Statements of Income (Loss) for the fiscal years ended June 30, 2018 and June 30, 2019, and quarterly periods ended September 30, 2018 through June 30, 2019.
99.2	Schedule of Non-GAAP Earnings for the fiscal years ended June 30, 2018 and June 30, 2019, and quarterly periods ended September 30, 2018 through June 30, 2019.
99.3	Schedule of Non-GAAP Segment Operating Income for the fiscal years ended June 30, 2018 and June 30, 2019, and quarterly periods ended September 30, 2018 through June 30, 2019.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

Date: October 29, 2019	By:	/s/ Michael Randolfi
Michael Randolfi
Senior Vice President and Chief Financial Officer